Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated as of March 17, 2016, is made by and between NovoCure Limited, a company organized under the Companies Law (the “Company”), and ______________ (the “Indemnitee”).

RECITALS

A.The Company is proposing to conduct an initial public offering and become a listed company on the NASDAQ Global Select Market, whereupon it will become a public company in the United States and it and its directors and officers will become subject to liability under the federal securities laws of the United States;

B.The Company has previously entered into indemnity agreements with certain of its directors and officers, which the Company is now amending and restating with this Agreement and each of the other indemnification agreements dated as of the date hereof, in connection with the Company becoming a public company as mentioned above;

C.The Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for the Company’s directors and officers, the cost of such insurance and the general reductions in the coverage of such insurance;

D.The Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting directors and officers to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

E.The Company desires to attract and retain the services of talented and experienced individuals, such as Indemnitee, to serve as directors and officers of the Company and its subsidiaries and wishes to indemnify its directors and officers to the maximum extent permitted by law;

F.The shareholders of the Company have adopted Articles of Association which require the Company to indemnify the directors and officers of the Company to the fullest extent permitted by the Companies Law;

G.In order to induce Indemnitee to serve or continue to serve as a director or officer of the Company and/or one or more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries of the Company, the Company has determined and agreed to enter into this Agreement with Indemnitee; and

H. The Company and the Indemnitee recognize that, under the Companies Law, the indemnification by the Company to exempt the Indemnitee from any liability which by law would otherwise attach to the Indemnitee by reason of the fact that the Indemnitee is or was a director or officer of the Company is only permitted under the Companies Law in limited circumstances.  Notwithstanding such restrictions, the Company and the Indemnitee are entering into this Agreement to provide an indemnity to the Indemnitee to the fullest extent permitted by the Companies Law.

AGREEMENT

NOW, THEREFORE, the Indemnitee and the Company hereby agree as follows:

1.Definitions.  As used in this Agreement:

(a)“Agent” means any person who is or was a director, officer, fiduciary, trustee, employee, member or other agent of the Company or a subsidiary of the Company (including, but not limited to, service with respect to employee benefit plans); or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, fiduciary, trustee, employee, member or other agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, fiduciary, trustee, employee, member or other agent of a foreign or domestic corporation which was a predecessor corporation of a subsidiary of the Company, or was a director, officer, fiduciary, trustee, employee, member or other agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

(b)“Board” means the Board of Directors of the Company.

(c)A “Change in Control” shall be deemed to have occurred if (i) at any time after the date of this Agreement, the stockholders of the Company as of the date hereof cease to own, directly or indirectly, securities of the Company or any successor thereto representing 50% or more of the combined voting power of the Company’s or such successor’s then outstanding securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board, together with any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the Board, (iii) the stockholders of the Company approve a merger or consolidation or a sale of all or substantially all of the Company’s assets with or to another entity, other than a merger, consolidation or asset sale that would result in the holders of the Company’s outstanding voting securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the total voting power represented by the voting securities of the Company or such surviving or successor entity outstanding immediately thereafter, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company.

(d)“Companies Law” means the Companies (Jersey) Law 1991, as amended.

(e)“Expenses” shall include all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding.  Expenses also shall include Expenses (i) incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, other appeal bond or its equivalent, and (ii) in the case of a Proceeding involving an employee benefits plan, any excise taxes or penalties arising under the Employment Retirement Income Security Act of 1974.

(f)“Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither currently is, nor in the past five years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to or witness in the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.  The Company agrees to pay the reasonable fees of any Independent Counsel and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(g) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer or director of the Company, by reason of any action taken by him or of any inaction on his part while acting as an officer or director of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, limited liability company, partnership, joint venture, trust or other enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including any Proceeding pending on or before the date of this Agreement and any Proceeding arising out of or relating to facts or circumstances arising prior to the date hereof.

(h)“Subsidiary” means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

2.Agreement to Serve.  The Indemnitee agrees to serve and/or continue to serve as an Agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an Agent of the Company (if applicable), so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Articles of Association of the Company or any subsidiary of the Company or until such time as the Indemnitee tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to employment or continued employment by the Indemnitee.

3.Liability Insurance.

(a)Maintenance of D&O Insurance.  The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an Agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee was an Agent of the Company, the Company, subject to Section 3(c), shall maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers, as more fully described below.

(b)Rights and Benefits.  In all policies of D&O Insurance, the Indemnitee shall qualify as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s independent directors (as defined by the insurer) if the Indemnitee is such an independent director; of the Company’s non-independent directors if the Indemnitee is not an independent director; of the Company’s officers if the Indemnitee is an officer of the Company; or of the Company’s key employees, if the Indemnitee is not a director or officer but is a key employee.

(c)Limitation on Required Maintenance of D&O Insurance.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that: such insurance is not reasonably available; the premium costs for such insurance are disproportionate to the amount of coverage provided; the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit; the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company; the Company is to be acquired and a tail policy of reasonable terms and duration has been purchased for pre-closing acts or omissions by the Indemnitee; or the Company is to be acquired and D&O Insurance has been purchased and will be maintained by the acquirer that covers pre-closing acts and omissions by the Indemnitee.

4.Mandatory Indemnification.  Subject to the terms of this Agreement:

(a)Third-Party Proceedings.  If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, the Company shall indemnify, defend and hold harmless, to the fullest extent permitted by the Articles of Association and applicable law as it presently exists or may hereafter be amended (but, in the case of an amendment of the Companies Law, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), the Indemnitee against all Expenses and liabilities of any type whatsoever actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, provided the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b)Proceedings by or in the Right of the Company.  If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, the Company shall indemnify, defend and hold harmless, to the fullest extent permitted by the Articles of Association and applicable law as it presently exists or may hereafter be amended (but, in the case of an amendment of the Companies Law, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, provided the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this Section 4(b) shall be made in respect to any claim, issue or matter as to which the Indemnitee shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts which the court shall deem proper.

(c)Actions where Indemnitee is Deceased.  If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, and if, prior to, during the pendency of or after completion of such Proceeding the Indemnitee is deceased, the Company shall indemnify, defend and hold harmless, to the fullest extent permitted by the Articles of Association and applicable law as it presently exists or may hereafter be amended (but, in the case of an amendment of the Companies Law, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), the Indemnitee’s heirs, executors and administrators against all Expenses and liabilities of any type whatsoever to the extent the Indemnitee would have been entitled to indemnification pursuant to this Agreement were the Indemnitee still alive.

(d)Certain Terminations.  The termination of any Proceeding or of any claim, issue, or matter therein by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

5.Indemnification for Expenses in a Proceeding in Which the Indemnitee is Wholly or Partly Successful.

(a)Successful Defense.  To the extent the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding (including, without limitation, an action by or in the right of the Company) in which the Indemnitee was a party by reason of the fact that the

Indemnitee is or was an Agent of the Company at any time, the Company shall indemnify, defend and hold harmless, to the fullest extent permitted by the Articles of Association and applicable law as it presently exists or may hereafter be amended (but, in the case of an amendment of the Companies Law, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), the Indemnitee against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with the investigation, defense or appeal of such Proceeding.  In the event that any Proceeding to which an Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such Proceeding.

(b)Partially Successful Defense.  To the extent that the Indemnitee is a party to or a participant in any Proceeding (including, without limitation, an action by or in the right of the Company) in which the Indemnitee was a party by reason of the fact that the Indemnitee is or was an Agent of the Company at any time and is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify, defend and hold harmless to the fullest extent permitted by the Articles of Association and applicable law as it presently exists or may hereafter be amended (but, in the case of an amendment of the Companies Law, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), the Indemnitee against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with each successfully resolved claim, issue or matter.

(c)Dismissal.  For purposes of this section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified, defended and held harmless, to the fullest extent permitted by the Articles of Association and applicable law as it presently exists or may hereafter be amended (but, in the case of an amendment of the Companies Law, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith, provided that the Indemnitee is not reimbursed against such expenses by another entity.

7.Mandatory Advancement of Expenses.  Subject to the terms of this Agreement and following notice pursuant to Section 8(a) below, the Company shall, to the fullest extent not prohibited by the Articles of Association and applicable law, advance all Expenses reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an Agent of the Company upon receipt of (i) an undertaking by or on behalf of the Indemnitee to repay the amount advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to indemnification by the Company and (ii) satisfactory documentation supporting such Expenses.  Such advances are intended to be an obligation of the Company to the Indemnitee hereunder and shall in no event be deemed to be a personal loan and shall be made without regard to Indemnitee’s ability to repay any Expenses advanced.  The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company and shall be paid whether prior to or after final disposition of such Proceeding, unless there has been a final determination by a court of competent jurisdiction that the Indemnitee is not entitled to indemnification for such Expenses.  In the event that the Company fails to pay Expenses as incurred by the Indemnitee as required by this paragraph, Indemnitee shall be entitled to seek specific performance in accordance with Section 9(g) of this Agreement.  If Indemnitee seeks specific performance pursuant to Section 9(g), it shall not be a defense to enforcement of the Company’s obligations set forth in this paragraph that Indemnitee has an adequate remedy at law for damages.

8.Procedure for Notification.

(a)Notice by Indemnitee.  Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement or threat of commencement thereof.  Notwithstanding the foregoing, any failure of Indemnitee to promptly provide notice to the Company shall not relieve the Company of any liability that it may have to Indemnitee unless, and only to the extent that, such failure actually and materially prejudices the interests of the Company.

(b)Insurance.  If the Company receives notice pursuant to Section 8(a) hereof of the commencement of a Proceeding that may be covered under D&O Insurance then in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

9.Procedures and Presumptions for Determination of Entitlement to Indemnification.

(a)Right to Indemnification.  In the event that Section 5(a) is inapplicable, the Company shall indemnify the Indemnitee pursuant to this Agreement unless, and except to the extent that, it shall have been determined by one of the methods listed in Section 9(b) that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

(b)Determination of Right to Indemnification.  A determination of the Indemnitee’s right to indemnification hereunder shall be made at the election of the Board by

(i) a majority vote of directors who are not parties to the Proceeding for which indemnification is being sought, or by a committee consisting of directors who are not parties to the Proceeding for which indemnification is being sought, who have been designated by a majority vote of the disinterested directors, or (ii) if there are no such disinterested directors or if the disinterested directors do not constitute a quorum or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (iii) by the shareholders of the Company, or (iv) by a panel of three arbitrators, one of whom is selected by the Company, one of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected; provided, however, that, following any Change in Control, such determination shall be made by an Independent Counsel as specified in clause (ii) above.  If the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board or, from and after the date that a Change of Control occurs, by the Indemnitee.  Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the person selecting the Independent Counsel a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person(s) so selected shall act as Independent Counsel.  If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit in accordance with Section 9(d) below.  The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Section 9(b).

(c)In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a notice of the commencement of or the threat of commencement of any Proceeding in accordance with the provisions of this Agreement.  The Company shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of Expenses under this Agreement.

(d)Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or any subsidiary of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company or any subsidiary of the Company in the course of their duties, or on the advice of legal counsel for the Company or any subsidiary of the Company or on information or records given or reports made to the Company or any subsidiary of the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or any subsidiary of the Company. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or any subsidiary of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(e)It shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f) Submission for Decision.  As soon as practicable, and in no event later than thirty (30) days after the Indemnitee’s written request for indemnification, the Board shall select the method for determining the Indemnitee’s right to indemnification.  The Indemnitee shall cooperate with the person or persons or entity making such determination with respect to the Indemnitee’s right to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.  Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement.

(g)Application to Court.  If (i) the claim for indemnification or advancement of Expenses is denied, in whole or in part, (ii) no disposition of such claim is made by the Company within twenty (20) days after the request therefor (including if such delay is due to a dispute regarding the selection of the Independent Counsel pursuant to Section 9(b)), (iii) the advancement of Expenses is not timely made pursuant to Section 7 of this Agreement or (iv) payment of indemnification is not made pursuant to Section 5 of this Agreement, the Indemnitee (x) shall have the right to apply to the court in which the Proceeding is or was pending or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee’s right to indemnification (including the advancement of Expenses) pursuant to this Agreement or (y) otherwise the Indemnitee may file suit to recover the unpaid amount of such claim and, in the case of either (x) or (y), if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law.

(h)Expenses Related to the Enforcement or Interpretation of this Agreement.  The Company shall indemnify the Indemnitee against all reasonable Expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 9 involving the Indemnitee and against all reasonable Expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement, unless a court of competent jurisdiction finally determines without a right to appeal that each of the claims and/or defenses of the Indemnitee in any such proceeding was frivolous or made in bad faith.

10.Exceptions.  The Company shall not be obligated:

(a)Claims Initiated by Indemnitee.  To indemnify or advance Expenses to the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, with a reasonable allocation where appropriate, unless (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the laws of the Bailiwick of Jersey, (iv) the Proceeding is brought to establish or enforce a right to indemnification under this

Agreement or any other statute or law in advance of a final determination, or (v) if the Proceeding is initiated in order to preempt a foreseeable claim against the Indemnitee covered by this Agreement;

(b)Lack of Good Faith.  To indemnify the Indemnitee for any Expenses incurred by the Indemnitee with respect to any Proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction finally determines without a right to appeal that each of the material assertions made by the Indemnitee in such Proceeding was not made in good faith or was frivolous;

(c)Unauthorized Settlements.  To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld, conditioned or delayed;

(d)Claims Under Section 16(b).  To indemnify the Indemnitee for Expenses and the payment of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any US state statutory law or common law; or

(e)Payments Contrary to Law.  To indemnify, or make an advance to, the Indemnitee in respect of any Expenses or any other cost, expense, loss or liability whatsoever, where such indemnity or payment is prohibited by, or inconsistent with, any applicable law (including, without limitation, the Companies Law) or the rules of any applicable regulatory body.

11.Non-Exclusivity of Rights.   To the extent that a change in the Companies Law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change, automatically and without any need to document the same by formal amendment of this Agreement.  The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights that the Indemnitee may have under any provision of law, the Company’s Articles of Association, the vote of the Company’s shareholders or disinterested directors, other agreements, or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while occupying the Indemnitee’s position as an Agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an Agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

12.Primacy of Indemnification.  The Company hereby acknowledges that Indemnitee has or may from time to time hereafter have certain rights to indemnification, advancement of expenses and/or insurance from third parties (such parties, collectively, the “Additional Indemnitors”).  The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Additional Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Articles of Association of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Additional Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Additional Indemnitors from any and all claims against the Additional Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Additional Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Additional Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.  The Company and Indemnitee agree that the Additional Indemnitors are express third party beneficiaries of this Section 12.

13.Amounts Received from an Employee Benefits Plan.  Subject to Section 19, the Company’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at the Company’s request as a director, officer, fiduciary, employee, member, trustee or agent of an employee benefits plan shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such employee benefits plan.  Any person serving as a director, officer, fiduciary, employee, member, trustee or agent of an employee benefits plan, at least fifty percent (50%) of whose equity interests are owned by the Company, shall be conclusively presumed to be serving in such capacity at the request of the Company.

14.Permitted Defenses.  It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for Expenses pursuant to Section 7 hereof, provided that the required undertaking has been tendered to the Company) that the Indemnitee is not entitled to indemnification because of the limitations set forth in Sections 4 and 10 hereof.  Neither the failure of the Company (including its Board, Independent Counsel or the Company’s shareholders) to have made a determination prior to the commencement of the relevant Proceeding that indemnification of the Indemnitee is permitted under this Agreement, nor an actual determination by the Company (including its Board, Independent Counsel or the Company’s shareholders) that the Indemnitee is not permitted under this Agreement to be so indemnified, shall be a defense to the Proceeding or create a presumption that the Indemnitee is not permitted under this Agreement to be so indemnified.

15.No Rights of Subrogation.  The Company shall have no right of subrogation to any rights of recovery of the Indemnitee.

16.Survival of Rights.

(a)Survival.  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an Agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding by reason of the fact that Indemnitee was serving in the capacity referred to herein.

(b)Successors.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

17.Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary.

18.Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to this Section 18 hereof.

19.Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless it is in a writing signed by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

20.Reliance.  The Indemnitee will be conclusively presumed to have relied on the rights to indemnity, advancement of Expenses and other rights contained in this Agreement in entering into or continuing the service and the Company further acknowledges that the availability of such rights hereunder was a material inducement to the Indemnitee’s agreement to serve/continue to serve as an Agent of the Company.  The rights to indemnification and to the advancement of expenses conferred in this Agreement will apply to claims made against any Indemnitee arising out of acts or omissions that occurred or occur either before or after the adoption of this Agreement in respect of service as an Agent.

21.Termination of Existing Agreement.  This Agreement amends and restates the existing indemnity agreement, dated as of February 25, 2011, by and between the Company and the Indemnitee, and upon the execution of this Agreement, said existing indemnity agreement shall be terminated and hereinafter of no further force and effect.

22.Notice.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) upon delivery if delivered by hand to the party to whom such notice or other communication shall have been directed, (b) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the fifth business day after the date on which it is so mailed, (c) if dispatched by an internationally recognized courier service, upon delivery, with written verification of receipt, or (d) on the same day as delivered by confirmed facsimile transmission if delivered during business hours or on the next successive business day if delivered by confirmed facsimile transmission after business hours.  Addresses for notice to either party shall be as shown on the signature page of this Agreement, or to such other address as may have been furnished by either party in the manner set forth above.  For the purposes of this clause, “business hours” means the hours between 8:00 a.m. and 5:00 p.m. local time on a business day, and “business day” means any day other than those days for which banks are closed for business either in Israel or New York City.

23.Governing Law.  This Agreement shall be governed exclusively by and construed according to the laws of the Bailiwick of Jersey.

24.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforcement is sought needs to be produced to evidence the existence of this Agreement.

[Signature page follows]

The parties hereto have entered into this Indemnification Agreement effective as of the date first above written.

Indemnitee:Novocure Limited:

_____________________________By:

Address:Title:

Address:

Le Masurier House
La Rue le Masurier
St. Helier, Jersey JE2 4YE
Facsimile:  +44.15.34756799
Attention:  General Counsel

and to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Facsimile: 1.212.969.2900

Attention: Julie Allen, Esq. and Reid Arstark, Esq.

[Signature page to Indemnification Agreement]